UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 8.01 is incorporated herein by reference.
Item 8.01. Other Events.
Funding of Subsidiary Credit Facility
On March 7, 2017 (the “Funding Date”), Bristow U.S. LLC (the “Borrower”), a subsidiary of Bristow Group Inc. (the “Company”), completed the funding of a $200 million term loan (the “2017 Term Loan”) pursuant to the previously disclosed Term Loan Credit Agreement, dated as of February 1, 2017 (the “2017 Credit Agreement”), among the Borrower, as borrower, the lenders from time to time party thereto, and Macquarie Bank Limited, as administrative agent and as security agent.
All of the proceeds of the 2017 Term Loan were used to repay portions of the outstanding term loan indebtedness of the Company under (1) the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010, by and among the Company, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent, and (2) the Term Loan Credit Agreement, dated as of November 5, 2015, by and among the Company, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent.
The Borrower’s obligations under the 2017 Credit Agreement are guaranteed by the Company and are secured by a pledge of 20 oil and gas configured helicopters having an aggregate value of approximately $335.6 million (the “Aircraft”) and specified in the 2017 Credit Agreement, together with the engines and other equipment and parts that may from time to time be installed on the Aircraft and certain other related assets.
Contemporaneously with the execution and delivery of the 2017 Credit Agreement, the Borrower, as lessee, entered into separate lease agreements, dated as of February 1, 2017 (the “Lease Agreements”), with Wells Fargo Bank Northwest, N.A., as owner trustee for Macquarie Aerospace Inc., an affiliate of Macquarie Bank Limited, with respect to five helicopters. On the Funding Date, the Borrower, as lessee, took delivery of four of the five aircraft pursuant to the Lease Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: March 7, 2017	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal and Support Officer and Corporate Secretary